Exhibit 10.4

CONSULTING AGREEMENT

(this “Agreement”), between Billio Ltd, a company incorporated under the laws of the State of Israel, #515180669 with an address at 6 Hadassah St, Tel Aviv, Israel (the “Consultant”), and Petrocorp Inc., a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company wishes to obtain consulting services from the Consultant to be provided by Menachem Shalom Israeli I.D. number 031912595 (the “Executive”) and the Consultant wishes to provide the Company with consulting services through the Executive as an external consultant to the Company and pursuant to the terms and conditions of this Agreement;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Consultancy. During the Term (as defined below), the Consultant through the Executive (and only the Executive), act as a consultant and render his assistance and participation as the [Chief Executive Officer] of the Company and the Company’s subsidiaries (for purposes of this Agreement the Company and its subsidiaries shall be referred to as the Company), giving, on a full time basis the full benefit of his knowledge, expertise, technical skill and ingenuity, in all matters involved in or relating to the business thereof. For the avoidance of doubt, it is hereby clarified that in the event the Consultant ceases to provide the consulting services described herein through the Executive exclusively, the Company shall have the right to terminate this Agreement immediately upon notification of such termination, without any further notice. In his capacity as [Chief Executive Officer], the Executive shall be the [senior executive officer of the Company with principal responsibility for operations of the Company and shall perform such other duties for the Company as are consistent with his position, including, without limitation, product offerings (including pricing decisions); opening and maintaining new offices, closing offices and establishing new subsidiaries; establishing joint ventures and strategic alliances and having the sole authority to approve any contract or arrangement with a third party involving the expenditure or commitment of Company funds].

2. Term. This Agreement shall begin (the “Term”) on December 1st, 2022 and shall remain in effect until terminated pursuant to the terms of this Agreement.

3. Duties; Non-Exclusive.

(a) Duties. During the Term, the Consultant and the Executive shall perform such duties as are customarily performed by such executive officer, all under and subject to the direction and control of the Board of Directors of the Company (the “Board”). As part of his consultancy duties, the Executive (a) shall devote his utmost knowledge and best skill to the performance of his duties and (b) shall devote most of his business time to the rendition of such services, subject to absences for holidays, customary vacations and for temporary illness, with the exception that the Executive may personally trade in stock, bonds, securities, commodities or real estate investments for investment only without active participation. [In addition, the Executive shall be the senior executive with principal responsibility for implementing the strategic business policies and controlling the operations of the Company and shall perform such duties for the Company as are consistent with the foregoing, including, without limitation, hiring and terminating executives and other employees, preparing and obtaining approval from the Board of the Company’s annual budget, cash management activities (including banking arrangements and investments), and contracting with accountants, attorneys, suppliers, customers and other third parties, including strategic partners in the ordinary course of business].

(b) Non-Exclusive. The Company agrees and acknowledges that during the Term the Consultant and the Executive shall be entitled to accept other work and/or enter into any contract or understanding or accept any obligation with another party to provide services, provided that such work is not inconsistent with or incompatible with the Consultant’s and/or the Executive’s obligations under this Agreement or the scope of the consulting services to be provided hereunder; and provided further that such services are not provided to any company or person which is in competition, directly or indirectly, with the Company. Each of the Consultant and the Executive warrants that there is no other existing contract or duty on the Consultant’s and/or the Executive’s part inconsistent with any of the terms or provisions of this Agreement.

4. Non-Competition; Non-Solicitation.

(a) Non-Competition. Each of the Consultant and the Executive agrees and acknowledges that it and he is and will become familiar with trade secrets and other Confidential Information (as defined below) relating to the Company and its business. Accordingly, each of the Consultant and the Executive agrees that for a period of five years from the expiration or termination of the Term (the “Non-Compete Period”), not to, directly or indirectly, individually or through another entity, own, manage, control, participate in, consult with, render services for, or in any other manner engage in any business, or as an investor in or lender to any business (in each case including, without limitation, on its own behalf or on behalf of another person or entity) which competes either directly or indirectly with the Company, in any market in which the Company is then operating or proposing to operate, at any time during the Non-Compete Period or as of the end of the Non-Compete Period. Nothing in this Section will be deemed to prohibit either the Consultant and/or the Executive from being a passive owner of less than 5% (either separately or together) of the outstanding stock of a corporation engaged in a competing business as described above of any class which is publicly traded, so long as it or he, as the case may be, has no direct or indirect participation in the business of such corporation.

(b) Non-Solicitation. Neither the Consultant nor the Executive will, for a period of five years from the expiration or termination of the Term, directly or indirectly, individually or through another entity or affiliate (y) solicit or assist any other person or entity to solicit, whether directly or indirectly, individually or through another entity or affiliate, any business (other than for the Company) from any entity, engage in any business with, or provide advice or services to, any person or entity which directly or indirectly competes with the Company and (z)(i) induce or attempt to induce any employee, consultant or independent contractor of the Company to leave the employ or consulting or contracting relationship with, or in any way interfere with the relationship between the Company and any employee, consultant or independent contractor thereof, (ii) solicit for employment or as a consultant or an independent contractor any person who was an employee, consultant or independent contractor of the Company at any time during the Non-Compete Period, or (iii) induce or attempt to induce any customer, supplier, distributor or other business relation of the Company to cease doing business with the Company or in any way interfere with the relationship between any such customer, supplier, distributor or other business relation and the Company.

5. Confidentiality and Developments.

(a) Maintenance of Confidentiality. The Consultant and the Executive shall hold in strict confidence and shall not at any time during or after the Term with the Company, directly or indirectly, (i) reveal, report, publicize, disclose, or transfer any Confidential Information (as defined below) or any part thereof to any person or entity, (ii) use any of the Confidential Information or any part thereof for any purpose other than in the course of his duties on behalf of the Company hereunder, (iii) assist any person or entity other than the Company to secure any benefit from the Confidential Information or any part thereof. All Confidential Information (regardless of the medium retained) and all abstracts, summaries or writings based upon or reflecting any Confidential Information in either the Consultant’s or Executive’s possession shall be delivered to the Company upon request therefor by the Company or automatically upon the expiration of the term or termination of this Agreement, and neither the Consultant nor the Executive shall not retain any copies of any Confidential Information.

(b) Confidential Information. For purposes of this Agreement, “Confidential Information” shall mean any information relating to the business, operations, affairs, assets or conditions (financial or otherwise) of the Company which is not generally known by non-Company personnel, or is proprietary or in any way constitutes a trade secret (regardless of the medium in which information is maintained) which either the Consultant or the Executive develops or obtains knowledge or access through or as a result of their respective relationship with the Company (including, without limitation, such information conceived, originated, discovered, or developed in whole or in part by the Executive). Confidential Information specifically includes, without limitation, all technical and business information concerning the business or proposed business of the Company, investors, prospective investors and strategic partners, business plans, partners, joint venturers, potential acquisition targets. Confidential Information shall not include any information that is generally publicly available or otherwise in the public domain other than as a result of a breach by the Executive of his obligations hereunder. For purposes of this Agreement, information shall not be deemed Confidential Information if (1) such information is available in full from public sources, or (2) such information is received from a third party not under an obligation to keep such information confidential.

(c) Developments. Each of the Consultant and the Executive agrees that any developments, inventions, ideas, original works or authorship or any other work product (collectively, “Developments”) relating to the business of the Company, in whole or in part conceived or made by him, shall belong exclusively to the Company and shall be deemed part of the Confidential Information for purposes of this Agreement whether or not fixed in a tangible medium of expression. Without limiting the foregoing, each of the Consultant and the Executive agree that any such Developments shall be deemed to be “work made for hire”, and that the Company shall be deemed the author thereof under the U.S. Copyright Act, provided that in the event and to the extent such works are determined not to constitute “work made for hire” as a matter of law. Each of the Consultant and the Executive hereby irrevocably assigns and transfers to the Company all right, title and interest in and to such works, including but not limited to all copyright interests therein. In this regard, each of the Consultant and the Executive hereby appoints the Company as his attorney-in-fact, with full power and authority in the place and stead of themselves and in their respective name or otherwise, to take any action and to execute any instruments which the Company, in its sole and absolute discretion, may deem necessary or appropriate in order to vest ownership of all such Developments in the Company.

For purposes of Sections 4 hereof, the term “the Company” shall include the Company and any and all of its subsidiaries, joint venturers and partnerships.

6. Consultancy Compensation.

(a) Base Compensation. Commencing on the Closing and during the Term, the Company shall pay the Consultant in consideration for the performance of the consulting services described herein, a gross monthly amount of USD 10,000 + VAT (if applicable), subject to the receipt by the Company of an invoice from the Consultant. (“Base Compensation”). If determined by the Board, the Consultant may also be entitled to a bonus on achieving defined milestones as specified by the Board.

(b) Increase in Base Compensation. During the Term, if the Company shall consummate a capital raise in excess of $500,000, the Base Compensation shall increase to USD 15,000 per month + VAT; if such raise shall be in excess of $2,000,000, the Base Compensation shall increase to USD 25,000 + VAT. Moreover, if the Company is successful in uplisting to Nasdaq, the Base Compensation shall increase to USD 35,000 + VAT. For purposes herein, a capital raise shall include a debt financing convertible to equity but shall exclude bank loans and lines of credit.

(c) Vacation and Holidays. During each 12-month period of the Term, the Consultant shall be entitled to thirty (30) business days of vacation per year of employment, which shall accrue ratably over the period earned. Use of all such vacation days is subject to the Company’s policies and procedures, and shall be scheduled in such a way as to provide adequate coverage of job responsibilities and staffing requirements. During the Term, the Consultant shall be entitled to the same paid holidays provided to the full-time, regular employees of the Company.

(d) Withholding Taxes. The Company shall be responsible for and may withhold from any compensation and benefits payable under this Agreement all U.S. federal, state, city or other taxes as shall be required pursuant to any U.S. law or governmental regulation or ruling. The Consultant agrees that it shall be solely responsible for all Israel, VAT and any other taxes payable as a result of providing the consulting services to the Company that are due to the State of Israel. Notwithstanding, the Company shall have the right to withhold any amounts from payments to the Consultant under this Agreement to the extend necessary to comply with any tax law and any other laws of the Unites States or the State of Israel.

(e) Hours Worked. The Executive is a managerial employee. As such, the hours she works may vary considerably. As an exempt employee, the Executive shall not be entitled to additional compensation for hours worked in excess of 40 hours per week. The Company agrees and acknowledges that Friday and Saturday are considered days that the Executive shall not be required to work.

(f) Expenses. The Company shall reimburse the Consultant for travel and office expenses that are pre-approved in writing by the Company, provided that:

(i) Each such item is of a type that qualifies it as a proper item for deduction or capitalization by the Company for federal or state income tax purposes, or, with respect to business meals, the item qualifies as a partial deduction; and

(ii) The Consultant furnishes the Company with such records and other documentary evidence as are customarily sufficient to satisfy the requirement for substantiation of such expenditures as an income tax deduction (or capitalization) pursuant to applicable federal and state statutes and/or regulations.

7. Termination. This Agreement and the consultancy services provided hereunder shall terminate under the following conditions:

(a) The death of the Executive;

(b) The permanent disability of the Executive (permanent disability shall exist when the Executive suffers from a condition of mind or body that indefinitely prevents him from further performance of his essential job duties with or without reasonable accommodation); or

(c) Upon receipt by the Consultant of written notice from the Company that the Consultant is being discharged for “good cause.” The Company has “good cause” to discharge the Consultant, without liability, for the reasons listed below:

(i) The Executive fails or refuses to faithfully and diligently perform the usual and customary duties of his consultancy to the Consultant and the Company, which failure or refusal is not cured after 10-day written notice thereof is given to the Consultant and the Executive; or

(ii) It is determined that the Executive has conducted himself in an unprofessional, unethical, illegal or fraudulent manner, or has acted in a manner detrimental to the reputation, character or standing of the Company; including, but not limited to, theft or misappropriation of the Company’s assets, engaging in unlawful discriminatory or harassing conduct, working while under the influence of alcohol or illegal drugs, the filing of false expense or related reports, or being convicted of a felony; or

(iii) Either the Consultant or the Executive violates any term or condition of this Agreement, which violation is not cured after 10-day written notice thereof is given.

(d) Upon receipt by the Consultant of written notice from the Company that the consultancy is being terminated for “other than good cause.”

(e) Upon receipt by the Company of written notice from the Consultant that that the Executive is resigning and/or will no longer be affiliated with the Consultant. This written notice shall be provided to the Company at least three (3) months in advance of such resignation. In the event that such written notice is provided, the Company’s obligations hereunder shall terminate after paying the Consultant any consultancy fee owed pursuant to this Agreement.

8. Compensation Upon Termination.

(a) For Good Cause. In the event the Consultant is discharged for good cause pursuant to Section 7(c), the Consultant shall receive notice that the consultancy is terminated immediately (subject to the time provisions provided in Section 7(c)(i) and (iii)), and shall receive be paid at the then Base Salary up to the date of such termination. The Consultant is entitled to no other compensation when terminated for good cause as defined in Section 7(c).

(b) For Other Than Good Cause. In the event the Consultant is terminated for other than good cause pursuant to Section 7(d), the Consultant shall receive severance of the accrued Base Compensation up to the date of termination plus an additional six (6) months of the Base Compensation.

(c) Death or Permanent Disability. In the event the Executive dies or becomes permanently disabled as defined in this Agreement pursuant to Section 7(a) or 7(b), the Company’s obligations hereunder shall terminate after paying the Consultant any Base Compensation owed through the last day he consulted for the Company. Neither the Executive nor his estate or representative is entitled to any other compensation when he dies or becomes permanently disabled.

(d) Resignation. In the event the Executive resigns pursuant to Section 7(e) or is no longer affiliated with the Consultant, the Consultant shall receive the Base Compensation following such resignation through the last day he performed consultancy services for the Company.

9. Enforcement. Each of the Consultant and the Executive acknowledges that the Company will suffer substantial and irreparable damages not readily ascertainable or compensable in the event of the breach of any of the Consultant’s and the Executive’s obligations under this Agreement, particularly Sections 4 and 5 hereof. Each of the Company and the Consultant therefore agree that the provisions of this Agreement, particularly Sections 4 and 5 shall be construed as an agreement independent of the other provisions of this Agreement and that the Company, in addition to any other remedies (including damages) provided by law, shall have the right to pursue the remedy to have such provisions specifically enforced by any court having equity jurisdiction thereof. Accordingly, in addition to all of the Company’s rights and remedies under this Agreement, including but not limited to, the right to the recovery of monetary damages from the Consultant and the Executive, the Company shall be entitled, and each of the Consultant and the Executive hereby consent, to seek the issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by the Consultant and the Executive.

The rights and remedies set forth in this Section 9 shall be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or equity.

If at any time any of the provisions of this Agreement shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, the provisions hereof shall be considered divisible and shall become and be immediately amended to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter, and each of the Consultant and the Executive agree that such provisions, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

10. Independent Consultant Relationship. Each of the Consultant and the Executive hereby declares and undertakes, that its relationship with the Company will be that of an independent consultant and nothing in this Agreement should be construed to create a partnership, joint venture, or employer-employee relationship between the Company and the Consultant and/or the Executive. Each of the Consultant and the Executive agrees, that it/he will not be entitled to any of the benefits that the Company may make available to its employees, such as group insurance, profit sharing or retirement benefits, unless otherwise expressly provided to the Consultant. Furthermore, each of the Consultant and the Executive agrees that no title that the Consultant and/or the Executive shall carry while acting in the capacity of a consultant of the Company, nor any conduct by the Company or the Consultant, shall derogate from this Section 10.

The Consultant will be solely responsible for all tax returns and payments required to be filed with or made to any tax authority with respect to the Consultant’s performance of the consulting services and receipt of fees under this Agreement. Because the Consultant is an independent contractor, the Company will not withhold or make payments for National Insurance Institute; make unemployment insurance or disability insurance contributions; or obtain worker’s compensation insurance on the Consultant’s behalf.

Furthermore, each of the Consultant and the Executive hereby declares, that the Consultant is the sole employer of the Executive and therefore the Consultant has the sole and complete liability for the Executive’s employment in any aspect whatsoever including, inter alia, obligations such as payment of taxes, National Insurance, disability, severance pay and other contributions based on fees paid to the Executive. The Consultant hereby agrees to indemnify and defend the Company against any and all such taxes or contributions, including penalties and interest, and the Company shall be entitled to require the Consultant to produce evidence of effecting the payments as aforesaid.

11. Ventures. If, during the Term, either the Consultant or the Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company and a third party or parties, all rights in the project, program or venture shall belong to the Company and shall constitute a corporate opportunity belonging exclusively to the Company. Except as expressly approved in writing by the Company, neither the Consultant nor the Executive shall be entitled to any interest in such project, program or venture or to any commission, finder’s fee or other compensation in connection therewith, other than the compensation to be paid to the Consultant as provided in this Agreement.

12. Successors and Assigns. The rights and obligations of the Company under this Agreement shall enure to the benefit of and shall be binding upon the successors and assigns of the Company. Neither the Consultant nor the Executive shall be entitled to assign any of its or his rights or obligations under this Agreement without the prior written consent of the Company.

13. Governing Law. This Agreement shall be interpreted, construed, governed and enforced in accordance with the laws of the State of Delaware.

14. Amendments. No amendment or modification of the terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

15. Counterparts. This Agreement may be executed in counterparts and, if so executed, each such counterpart shall have the force and effect of an original. A facsimile or other electronic signature shall have the same force and effect as an original signature.

16. Separate Terms/Severability. Each term, condition, covenant or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant or provision shall be held by a court or arbitrator of competent jurisdiction to be invalid, unenforceable or void, the remaining provisions shall continue in full force and effect.

17. Waiver. A waiver by either party of a breach of provision or provisions of this Agreement shall not constitute a general waiver, or prejudice the other party’s right otherwise to demand strict compliance with that provision or any other provisions in this Agreement.

18. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient, if in writing, sent by mail to the last known address of the Consultant in the case of the Consultant or the Executive.

19. Entire Agreement. The Consultant and the Executive each acknowledges receipt of this Agreement and agrees that this Agreement represents the entire agreement with the Company concerning this consultancy employment, and supersedes any previous oral or written communications, representations, understandings or agreements with the Company or any agent thereof. The Consultant and the Executive understands that no representative of the Company has been authorized to enter into any agreement or commitment which is inconsistent in any way with the terms of this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Each party further agrees that they were represented, or had the opportunity to be represented, by counsel of their own choosing in the negotiation of the terms of this Agreement.

Remainder of Page Intentionally Omitted; Signature Pages to Follow

IN WITNESS HEREOF, the parties have executed this Consulting Agreement to be effective of the Closing (as defined herein).

Billio Ltd

Dated: December 1st, 2022	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	CEO

Petrocorp Inc.

Dated: December 1st, 2022	By:	/s/ Menachem Shalom
	Name:	Menachem Shalom
	Title:	CEO

I, Menachem Shalom, hereby confirm that I have read this Agreement, understood its terms and agree to be personally bound by all its terms and provisions.

Signature:

Dated:	December 1st, 2022